Exhibit 2

AMENDMENT TO PUT/CALL OPTION AND CONSENT AGREEMENT

This Amendment to Put/Call Option and Consent Agreement (this “Amendment”) is dated as of October 16, 2020 (the “Amendment Date”) by and among AdaptHealth Corp., a Delaware corporation (“Pubco”), AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), and the stockholders of Pubco or noteholders of the Company, as applicable, listed on the signature pages hereto (each, a “Holder” and collectively, the “Holders”). Pubco, the Company and the Holders are each referred to as a “Party” and, collectively, they are sometimes referred to as the “Parties.”

WHEREAS, the Parties are party to that certain Put/Call Option and Consent Agreement, dated as of May 25, 2020 (as amended or supplemented prior to the date hereof, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement, pursuant to Section 7.3 of the Agreement, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Amendments. Sections 2.1 and 5.4(a) in the Agreement are each hereby amended to replace the reference to “October 31, 2020” therein with “December 31, 2020”.

2. No Additional Changes. Except as expressly and specifically amended by this Amendment, all provisions of the Agreement shall remain in full force and effect in accordance with their terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referenced therein. This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the date hereof, all referenced in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Capitalized Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

4. Miscellaneous. Article VII of the Agreement is hereby incorporated herein in its entirety, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

ADAPTHEALTH CORP.

By:	/s/ LUKE MCGEE
Name: Luke McGee
Title: Chief Executive Officer

ADAPTHEALTH HOLDINGS LLC

By:	/s/ LUKE MCGEE
Name: Luke McGee
Title: Chief Executive Officer

[Signature page to Amendment to Put/Call Option and Consent Agreement]

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By:	/s/ RICHARD HORNE
Name: Richard Horne
Title: Deputy General Counsel, Tax

BMSB L.P.

By:	/s/ RICHARD HORNE
Name: Richard Horne
Title: Deputy General Counsel, Tax

BLUEMOUNTAIN FURSAN FUND L.P.

By:	/s/ RICHARD HORNE
Name: Richard Horne
Title: Deputy General Counsel, Tax

BLUE MOUNTAIN SUMMIT OPPORTUNITIES FUND II (US) L.P.

By:	/s/ RICHARD HORNE
Name: Richard Horne
Title: Deputy General Counsel, Tax

[Signature page to Amendment to Put/Call Option and Consent Agreement]